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                                                                      Exhibit 15

February 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Commissioners:

We are aware that our reports dated May 2, 2001, August 9, 2001 and November 5, 2001, on our reviews of interim financial information of Baxter International Inc. (the "Company") as of and for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement.

Very truly yours,


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Chicago, Illinois